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                                                                  EXHIBIT 11.1
                                                                  ------------

                    THE PMI GROUP, INC. AND SUBSIDIARIES

              COMPUTATION OF RESTATED NET INCOME PER SHARE /(1)/
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                                                                 Three Months Ended                   Six Months Ended
                                                                      June 30,                            June 30,
                                                              -------------------------          --------------------------
(In thousands, except for per share data)                      2000              1999              2000              1999
                                                              -------           -------          --------           -------
Basic net income per common share:

   Net income                                                 $64,979           $49,459          $124,969           $93,111
                                                              =======           =======          ========           =======
   Average common shares outstanding                           44,094            44,887            44,249            45,058
                                                              =======           =======          ========           =======
        Basic net income per common share                     $  1.47           $  1.10          $   2.82           $  2.07
                                                              =======           =======          ========           =======

Diluted net income per common share:

   Net income                                                 $64,979           $49,459          $124,969           $93,111
                                                              =======           =======          ========           =======
   Average common shares outstanding                           44,094            44,887            44,249            45,058
   Net shares to be issued upon exercise of dilutive
    stock options after applying treasury stock method            642               283               500               190
                                                              =======           =======          ========           =======
   Average shares outstanding                                 44,736            45,170            44,749            45,248
                                                              -------           -------          --------           -------
        Diluted net income per common share                   $  1.45           $  1.09          $   2.79           $  2.06
                                                              =======           =======          ========           =======
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(1) Restated to conform with Statement of Financial Accounting Standards No.
    128, Earnings per Share.